UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2018

GLOBAL CLEAN ENERGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627		87-0407858
(Commission File Number)		(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California		90505
(Address of Principal Executive Offices)		(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01ENTRY INTO A MATERIAL AGREEMENT.

Global Clean Energy Holdings, Inc. (the “Company”) conducts its operations through certain wholly-owned entities, including GCE Holdings Acquisitions, LLC (“GCE Acquisitions”).  On October 15, 2018, GCE Acquisitions entered into an unsecured $6 million loan transaction with Castleton Commodities International LLC (“CCI”). The parties agreed that GCE Acquisitions will use the $6 million loan to develop GCE Holdings’ biofuels business in the United States.  As of date of this report, GCE Acquisitions has not entered into any agreements for a biofuels business of the type contemplated by the CCI arrangement, and no assurance can be given that GCE Acquisitions will be able to develop a biofuels business that can produce feedstocks and/or biofuels as specified in the CCI agreements.  However, if GCE Acquisitions does develop an appropriate biofuels business, commencing in the third quarter of 2020, GCE Acquisitions will be required to repay the $6 million advance plus fees and interest from revenues generated by GCE Acquisitions from its future product sales.  The Company has not guarantied GCE Acquisitions’ obligations to CCI.

If GCE Acquisitions is able develop a biofuels business, CCI has agreed to provide GCE Acquisitions with an additional $14 million credit facility to fund GCE Acquisitions’ working capital needs.  The availability of the credit facility is subject to various other conditions, including providing CCI with acceptable cash flow models and the execution of an off-take agreement with CCI.  The credit facility, if advanced, will be secured by a second lien subordinate to any future senior secured lender. If funded, the credit facility will bear interest at a rate of LIBOR plus 9% and will be repayable in installments to be agreed upon based on the delivery of biofuel-based products under the CCI off-take agreement to be entered into by the parties.  CCI shall have the option to convert the $14 million credit facility and the $6 million initial loan ($20 million in the aggregate), into a 15% common equity interest in GCE Acquisitions.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION.

The descriptions of the CCI loan in Item 1.01 above and of the convertible promissory note in Item 5.02 below are hereby incorporated herein by reference.

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES

The rights of CCI to convert its advances to GCE Acquisitions into common stock of GCE Acquisitions is set forth in Item 1.01 above and hereby incorporated herein by reference.

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 16, 2018, the Company and Richard Palmer, the Company’s Chief Executive Officer, entered into a new employment agreement and a convertible promissory note.

During the past eight years, Mr. Palmer has agreed to defer more than $1.7 million of his salary and annual bonus payable to him under his prior employment agreement with the Company.  On October 16, 2018, because of the Company’s financial condition, Mr. Palmer agreed to defer $1 million of his accrued salary and bonus for an additional two years.  In order to evidence the foregoing deferral, the Company and Mr. Palmer entered into a $1 million Convertible Promissory Note.  The Convertible Promissory Note accrues simple interest on the outstanding principal balance of the note at the annual rate of five percent (5%) and matures and becomes due and payable on October 15, 2020.  Under the note, Mr. Palmer has the right, exercisable at any time until the Convertible Promissory Note is fully paid, to convert all or any portion of the outstanding principal balance and accrued and unpaid interest into shares of Company’s common stock at an exercise price of $0.0154 per share.

On October 16, 2018, the Company and Mr. Palmer also entered into a new Executive Employment Agreement (the “Employment Agreement”) that replaced his prior employment agreement.  Under the Employment Agreement, Mr. Palmer agreed to serve as the Company’s President and Chief Executive Officer through October 15, 2023.  Under the Employment Agreement, Mr. Palmer’s annual base salary was increased from $250,000 per year to $300,000 per year.  Consistent with his prior employment agreement, Mr. Palmer is entitled to receive an annual bonus of up to 50% of his annual base salary if Mr. Palmer meets certain performance targets established by the Company’s Compensation Committee. If Mr. Palmer’s employment is terminated as a result of his death or disability, or by him for “Good Reason” as defined in the Employment Agreement, in addition to the Company’s payment of all outstanding sums due and owing to him at the time of separation, the Company is required to pay Mr. Palmer (or his estate) an amount equal to twelve (12) months of Mr. Palmer’s then-current base salary in the form of salary continuation, plus payment of Mr. Palmer’s and his family’s medical insurance premiums.

Under the Employment Agreement, the Company agreed to grant, and did grant, Mr. Palmer a non-qualified option (“Option”) to purchase shares of the Company’s common stock at an exercise price of $0.0154, subject to the Company’s achievement of certain market capitalization goals.  Under the Option, Mr. Palmer will vest, and can exercise the Option, with respect to 40,000,000 shares when the Company’s market capitalization first reaches $7 million, another 40,000,000 shares will vest under the Option when the Company’s market capitalization reaches $20 million, and 30,000,000 shares will vest when the Company’s market capitalization first reaches $25 million.  The term “market capitalization” is defined in the Employment Agreement to mean the product of the number of shares of common stock issued and outstanding at the time market capitalization is calculated, multiplied by the average closing price of the common stock for the thirty (30) consecutive trading days prior to the date of calculation as reported on the principal securities trading system on which the Company’s common stock is then listed for trading, including the Pink Sheets, the NASDAQ Stock Market, or any other applicable stock exchange.  The Option expires after five (5) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:December 21, 2018	GLOBAL CLEAN ENERGY HOLDINGS, INC. By:/s/ RICHARD PALMER Richard Palmer, President and Chief Executive Officer